Exhibit 99.1

CIRCOR to Acquire Colfax’s Fluid Handling Business from Colfax Corporation for $855 Million in Cash and Stock

Acquisition of Leader in Differentiated Pump Technology Enhances Ability to Deliver Complete
Flow Control Solutions

Expected to be Accretive to Earnings and Margins within the First Year

Company to Hold Conference Call at 9:00 a.m. ET this Morning

BURLINGTON, Mass. - September 25, 2017 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of flow control solutions and other highly engineered products for markets including oil & gas, aerospace, power, process, and general industrial, today announced that it has signed a definitive agreement to acquire Colfax Fluid Handling (CFH) from Colfax Corporation (NYSE: CFX) for approximately $855 million including cash, newly issued CIRCOR shares, and the assumption of pension plan liabilities linked to the CFH business. The acquisition will expand CIRCOR’s product and service offering while strengthening its position as a leading provider of flow control solutions. The combination results in estimated pro forma combined revenues of approximately $1.1 billion based on the trailing 12 month results as of June 2017.

Under the terms of the agreement, CIRCOR will pay $542 million in cash, issue approximately 3.3 million new CIRCOR shares to Colfax representing approximately $163 million in value, and assume global pension plans with a net liability of $150 million on a pre-tax basis. Upon closing of the transaction, Colfax will own approximately 16% of CIRCOR. Colfax has agreed to certain restrictions on the transfer of shares, including a six month lock-up.

CFH is a world leader in the engineering, development‚ manufacturing‚ distribution‚ service and support of fluid handling systems. With a history dating back to 1860‚ CFH is the leading supplier of screw pumps for high demand, severe service applications across a range of markets including general industry, commercial marine, defense, and oil & gas. CFH leverages differentiated technology, and provides critical aftermarket customer support, to maintain leading positions in high demand niche markets.

“CFH’s differentiated product offering enhances our ability to provide critical flow control solutions, and expands our presence into new markets,” said Scott Buckhout, President and Chief Executive Officer of CIRCOR. “CFH’s compelling growth and margin characteristics, combined with attractive synergy opportunities, are expected to make this transaction accretive in the first year and generate strong returns for our shareholders. CFH and its strong team are an excellent addition to the CIRCOR family.”

Compelling Strategic Benefits

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Complementary and Differentiated Portfolio. CFH’s differentiated product portfolio, recognized brands, and large installed base enhance CIRCOR’s ability to deliver more comprehensive flow control solutions into existing and new end markets.

•	Diversified End Markets. The combination enhances CIRCOR’s position in the industrial, defense, and oil & gas end markets while expanding CIRCOR’s reach into commercial marine.

•	Significant Aftermarket Exposure. CFH’s extensive installed base and related aftermarket business provide a complementary source of growth and margin expansion.

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Increased Scale. On a pro forma basis, the combined company had approximately $1.1 billion in revenue based on the trailing 12 months ended June 2017. The combination provides a more diverse product portfolio serving a broader range of end markets. CIRCOR expects to capture additional revenue opportunities over time as it realizes the benefits of cross selling.

Robust Financial Drivers

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Defined Operating Synergies. CIRCOR expects to realize cost synergies of $23 million by the fourth year following the transaction close, primarily driven by improved supply chain efficiency, SG&A cost reductions, and manufacturing rationalization. The company expects to incur approximately $10 million in one-time costs to achieve these synergies.

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Accretive Financial Impact. The acquisition is expected to be accretive to CIRCOR’s cash EPS and adjusted operating margins in the first year following close, with additional margin expansion and long-term EPS growth going forward as synergies are realized.

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Compelling Valuation. The purchase price represents a multiple of 8.3X adjusted EBITDA for the trailing twelve months ended June 30, 2017, including the benefit of synergies and the net present value of acquired and pension tax benefits. Excluding synergies and tax benefits, the purchase price represents a multiple of 12.3X adjusted EBITDA.

•	Strong Return Profile. The transaction is expected to generate a return on invested capital that exceeds CIRCOR’s cost of capital by year four.

Additional Transaction Details
CIRCOR’s Board of Directors has unanimously approved the transaction, which is subject to regulatory approvals and other customary closing conditions, and is expected to close by the end of 2017. Following the close of the transaction, the CFH portfolio of brands will remain in place and the majority of the business will operate as a separate segment within CIRCOR.

Upon closing, CIRCOR expects to have a net debt-to-EBITDA ratio of 5.0X. CIRCOR expects to reduce its net debt-to-EBITDA ratio to below 4.0X by the end of 2018 and to approximately 3.0X by the end of 2019.

Third Quarter 2017 Guidance
In connection with today’s transaction announcement, CIRCOR also reaffirmed its third quarter 2017 Net Revenue and Adjusted EPS guidance originally announced on July 28, 2017. The Company will announce third quarter results on October 27, 2017.

Conference Call
CIRCOR will host a conference call to discuss the transaction today at 9:00 a.m. EDT. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” within the “Investors” portion of CIRCOR’s website. The live call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived on the Company’s website for one year.

Deutsche Bank acted as financial advisor and WilmerHale acted as legal counsel to CIRCOR. Deutsche Bank and SunTrust Robinson Humphrey are committed to providing the financing. Cahill Gordon & Reindel LLP acted as legal counsel to the financing sources.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may often be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” and similar terms and expressions. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements regarding the benefits and synergies of the proposed acquisition of CFH, including the effect of the transaction on revenue, cost savings, earnings and operating margin; the expected timing for completing the transaction; CIRCOR’s expected product offerings, market position and market opportunities; the availability of debt financing for the transaction; and CIRCOR’s guidance for the third quarter of the fiscal year ending December 31, 2017. The following important factors and uncertainties, among others, could cause actual events, performance or results to differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements: the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all; the occurrence of any event that could give rise to the termination of the acquisition agreement; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that CFH may not be successfully integrated with CIRCOR’s business following the closing; the risk that CIRCOR will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect CIRCOR’s business and relationships with its customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
Adjusted operating income, Adjusted operating margin, Adjusted net income, Adjusted earnings per share (diluted), EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, pro forma combined figures, net debt, net leverage and free cash flow are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they better reflect our ongoing business and allow for meaningful period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example:

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We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

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We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.

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We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

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We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.

CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. Reconciliations of forward-looking non-GAAP measures, including net debt-to-EBITDA ratio, to their most directly comparable GAAP measures are not being provided in this release because future operating results, cash flows and debt levels cannot be reasonably calculated or predicted at this time. Accordingly, such reconciliations are not available without unreasonable effort.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets highly engineered products and sub-systems for markets including oil & gas, power generation and aerospace & defense. CIRCOR has a diversified product portfolio with recognized, market-leading brands that fulfill its customers’ unique application needs. The Company’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top industry talent. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact
Rajeev Bhalla
781-270-1210
Executive Vice President and Chief Financial Officer